                                                                   Exhibit 23.01

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements Nos.33-35191, 33-47830, 33-87792, 33-11853, 33-11849, 333-34003, 333-79167,
333-34634, and 333-60046 of Hologic, Inc. of our report dated November 8, 2002, with respect to the consolidated financial statements of Hologic, Inc. included in this Annual Report (Form 10-K) for the year ended September 28, 2002.

Boston, Massachusetts
December 23, 2002